UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): January 14th, 2004

BANYAN CORPORATION
(Exact name of registrant as specified in its chapter)

OREGON	000-26065	84-1346327
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 500, 1925 Century Park East, Los Angeles, California 90067
(address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (800) 808-0899

ITEM 1.     Changes in Control of Registrant

Not Applicable

ITEM 2.     Acquisition or Disposition of Assets

Not Applicable

ITEM 3.     Bankruptcy or Receivership

Not Applicable

ITEM 4.     Changes in Registrant's Certifying Accountant

Not Applicable

ITEM 5.     Other Events and Regulation FD Disclosure

On January 14th, 2004 the Registrant publicly disseminated a press release announcing that its subsidiary company, Chiropractic USA, Inc. (Chiropractic USA) entered a Consulting/Promotional Agreement with hockey great, Mike Vernon, effective immediately.

Mike Vernon is the 6th winningest NHL goalie of all time with 385 career wins. He is second only to Patrick Roy amongst his contemporaries in wins, and is in the company of such legends as Terry Sawchuk, Jacques Plante, Tony Esposito and Glenn Hall. He won Stanley Cups with the 1989 Calgary Flames as well as the 1997 Detroit Red Wings, where he also won the Conn Smythe Trophy as the Most Valuable Player in the playoffs. Vernon, a six-time NHL All-Star, has realized the benefits of on-going chiropractic care for years.

The Registrant is pleased to have someone with the standing and reputation of Mike Vernon as their Chiropractic USA spokesperson. In addition Vernon has advised as to the great numbers of professional athletes that use chiropractic wellness a part of their lives. Chiropractic USA feels that Vernon’s stature, contacts in the media and in the sporting world will give greater access to Chiropractors and the public, promoting the Chiropractic USA business model as well as the benefits of lifelong chiropractic wellness. Chiropractic USA is looking at a strong growth year, and having Mike Vernon’s endorsement will only help achieve their goals faster.

The information contained in the Press Release is incorporated herein by reference and filed as exhibit 99.1 hereto.

ITEM 6.     Resignations of Registrant's Directors

Not applicable.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired Not Applicable

(b)	Pro forma financial information Not Applicable

(c)	Exhibits The following Exhibits are filed as a part of this disclosure statement: 99.1 The Registrant’s Press Release dated January 14th, 2004

ITEM 8.     CHANGES IN FISCAL YEAR.

Not Applicable

ITEM 9.     REGULATION FD DISCLOSURE.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANYAN CORPORATION
(Registrant)

Date:	January 20th, 2004	/s/ Michael J. Gelmon
Michael J. Gelmon
Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit
Number	Description

99.1	The Registrant’s Press Release dated January 14th, 2004.